Exhibit 23

                         Consent Of Independent Auditors

We consent to the incorporation by reference of our reports dated February 2, 2000, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner Inc. ("Time Warner") and the consolidated financial statements and schedule of Time Warner Entertainment Company, L.P. included in Time Warner's Annual Report on Form 10-K for the year ended December 31, 1999, incorporated by reference in the Current Report on Form 8-K of America Online, Inc. dated May 23, 2000. Such Form 8-K is incorporated by reference in each of the following America Online, Inc. registration statements:

1)  No. 33-46607   15)  No. 333-07603  29)  No. 333-74523    43)  No. 333-79489
2)  No. 33-48447   16)  No. 333-22027  30)  No. 333-74525    44)  No. 333-79797
3)  No. 33-78066   17)  No. 333-46633  31)  No. 333-74527    45)  No. 333-82123
4)  No. 33-86392   18)  No. 333-46635  32)  No. 333-74529    46)  No. 333-83409
5)  No. 33-86394   19)  No. 333-46637  33)  No. 333-74531    47)  No. 333-85337
6)  No. 33-86396   20)  No. 333-57143  34)  No. 333-74533    48)  No. 333-85343
7)  No. 33-90174   21)  No. 333-57153  35)  No. 333-74535    49)  No. 333-85345
8)  No. 33-91050   22)  No. 333-60623  36)  No. 333-74537    50)  No. 333-94253
9)  No. 33-94000   23)  No. 333-60625  37)  No. 333-74539    51)  No. 333-94255
10) No. 33-94004   24)  No. 333-68605  38)  No. 333-74541    52)  No. 333-94259
11) No. 333-00416  25)  No. 333-68631  39)  No. 333-74543    53)  No. 333-95013
12) No. 333-02460  26)  No. 333-68599  40)  No. 333-76725    54)  No. 333-30184
13) No. 333-07163  27)  No. 333-72499  41)  No. 333-76733
14) No. 333-07559  28)  No. 333-74521  42)  No. 333-76743



                                          /s/ Ernst &Young LLP


New York, New York
May 19, 2000